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                                                                       Exhibit 1






                              FORD HOLDINGS, INC.


                         _____ Shares - Preferred Stock

                  (Liquidation Preference $100,000 Per Share)

                             Underwriting Agreement

                                                    _______________  ___, 199__



[Name[s] and Address of Representative[s]]


Ladies and Gentlemen:

   Ford Holdings, Inc., a Delaware corporation (the "Company"), proposes from time to time to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in
Schedule I to the applicable Pricing Agreement (such firm or firms constituting the "Underwriters" with respect to such Pricing Agreement and the preferred stock or depositary shares specified therein) (1) certain of the Company's preferred stock (liquidation preference $100,000 per share) (the "Shares") specified in Schedule II to such Pricing Agreement (such Shares, as so specified in such Pricing Agreement, being herein sometimes referred to as the "Designated Firm Preferred Shares"), and (2) where applicable, the Depositary Shares (as defined below) which represent fractional interests in the Designated Firm Preferred Shares (the "Designated Firm Depositary Shares").
The Designated Firm Preferred Shares, together with the Designated Firm Depositary Shares, where applicable, are herein collectively called the "Designated Firm Shares".

   In addition, the Company may also propose to grant to the Underwriters the option described in Section 3 to purchase in the aggregate all or any part of the number of (1) additional Shares (the "Designated Option Preferred Shares") and (2) where applicable, additional Depositary Shares which represent fractional interests in additional Shares (the "Designated Option Depositary Shares"), in each case, to cover overallotments. The Designated Firm Preferred Shares, together with the Designated Option Preferred Shares, are herein collectively called the "Designated Preferred Shares"; and the Designated Firm Depositary Shares, together with the Designated Option Depositary Shares, are herein

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                                      2


collectively called the "Designated Depositary Shares".  The Designated
Option Preferred Shares, together with the Designated Option Depositary Shares, where applicable, are herein collectively called the "Designated Option Shares"; and the Designated Firm Shares, together with all or any part of the Designated Option Shares, are collectively herein called the "Designated Shares".

   The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto.

   1. Particular sales of Designated Shares may be made from time to time to the Underwriters of such Designated Shares, for whom ___________________ will act as representative[s] (the "Representative[s]")]. The term "Representative[s]" also refers to ________________ when [it] [they] alone constitute[s] the Underwriters. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Designated Shares or as an obligation of any of the Underwriters to purchase the Designated Shares. The obligation of the Company to issue and sell any of the Designated Shares and the obligation of any of the Underwriters to purchase any of the Designated Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall state the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares and the liquidation preference of such Designated Shares to be purchased by each Underwriter, and shall set forth the date, time and manner of delivery of such Designated Shares and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and the prospectus with respect thereto) the terms of such Designated Shares. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions. Each Pricing Agreement shall be deemed to be an agreement by the Company and the Underwriters to be bound by the terms of this Agreement. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

   2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (a) A registration statement (No. 33-_____) on Form S-3 in respect of the Shares and the related depositary shares (the "Depositary Shares") issued pursuant to the Deposit Agreement (the "Deposit Agreement") between the Company and the depositary named or to be named therein (the "Depositary"), has been filed with the Securities and Exchange Commission (the "Commission"), in the form heretofore delivered to the Representative[s], and such registration statement in such form has been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that





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  purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement being hereinafter called the "Preliminary Prospectus", the various parts of such registration statement, including all exhibits thereto, and if applicable, including information ("Rule 430A Information") deemed to be a part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Act"), each as amended at the time such part became effective, being hereinafter called the "Registration Statement", and the prospectus relating to the Shares and the Depositary Shares, in the form in which it has most recently been filed, or mailed for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; and any reference herein to the Registration Statement, to the Preliminary Prospectus or to the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference herein to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; and any reference to the phrase "Prospectus as amended or supplemented" shall be deemed to refer to the Prospectus as amended or supplemented to set forth any Rule 430A Information or to describe the offering of a particular series of Designated Shares in the form in which it is first filed, or mailed for filing, with the Commission pursuant to Rule 424 under the Act, including any documents incorporated by reference therein as of the date of such filing or mailing);

     (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

     (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act, the Exchange Act, where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any supplement thereto, contain any untrue statement of a material fact or omit to





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                                       4

  state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representative[s] expressly for use in the Prospectus as amended or supplemented relating to such Designated Shares;

     (d) The Company, Associates First Capital Corporation ("Associates"), Associates Corporation of North America ("ACONA"), The American Road Insurance Company ("American Road"), USL Capital Corporation ("USL Capital"), Ford Motor Land Development Corporation ("Ford Land") and Ford Leasing Development Company ("Ford Leasing", together with Associates, ACONA, American Road, USL Capital and Ford Land, the "Holdings Subsidiaries" and each, individually, a "Holdings Subsidiary") have each been duly incorporated, and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole; all of the outstanding shares of capital stock of the Holdings Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all of such shares are owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and none of such shares was issued in violation of the preemptive rights of any shareholder;

     (e) The Company has an authorized capital stock as set forth in the Prospectus as amended or supplemented and all of the issued and outstanding capital stock (other than the Designated Preferred Shares) of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all the outstanding common stock of the Company, representing 75% of the combined voting power of all classes of capital stock of the Company, is owned of record and beneficially, directly or indirectly, by Ford Motor Company, a Delaware corporation ("Ford"), free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

     (f) As of a Time of Delivery, such of the Collateral Agreements (as defined below) as are applicable to the issue and sale of the Designated Shares will have been duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms; and such Collateral Agreements will conform to the descriptions thereof contained in the Registration Statement and the Prospectus as amended or





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  supplemented; as used herein, the term "Collateral Agreements" shall mean the
  Trust Company Agreement between the Company and the trust company named therein (the "Trust Company"), each Term Selection Agent Agreement between the Company and the Term Selection Agent named therein, each Auction Agent Agreement between the Company and the Auction Agent named therein, each Remarketing Agreement between the Company and the Remarketing Agent named therein, each Method Selection Agreement between the Company and the Method Selection Agent named therein, the Auction Stock Depository Agreement among the Company, the Depository Trust Company and the Trust Company, the Remarketed Stock Depositary Agreement between the Company and the depository named therein, and the Deposit Agreement;

     (g) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company in accordance with its terms; upon execution and delivery of each Pricing Agreement by the Company, such Pricing Agreement shall have been duly authorized, executed and delivered by the Company and, when executed and delivered by the Representative[s], will be a valid and legally binding agreement of the Company in accordance with its terms; on the date of each Pricing Agreement with respect to any Designated Preferred Shares covered thereby, such Designated Preferred Shares shall be duly authorized and, when such Designated Preferred Shares are duly executed and delivered and issued and paid for in accordance with this Agreement and the Pricing Agreement applicable to such Designated Preferred Shares, will have been validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Designated
  Preferred Shares will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Designated Preferred Shares has been, or at a Time of Delivery will be, validly and sufficiently taken; and, if such Designated Preferred Shares are to be represented by Designated Depositary Shares, then, upon deposit by the Company of such Designated Preferred Shares with the Depositary pursuant to the Deposit Agreement and the execution by the Depositary of the depositary receipts evidencing the Designated Depositary Shares, such Designated Depositary Shares shall represent legal and valid interests in the Designated Preferred Shares;

     (h) Except for such as will be obtained prior to a Time of Delivery, there is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the valid authorization, issuance, sale and delivery of the Designated Shares as contemplated by this Agreement and the Pricing Agreement applicable to the Designated Shares or the valid execution and delivery by the Company of this Agreement, such Pricing Agreement and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares, except (i) the filing of a





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  Certificate of Designations applicable to the Designated Shares with the
  Secretary of State of the State of Delaware, (ii) the registration under the Act of the Shares and the Depositary Shares, (iii) the registration of the Designated Shares under the Exchange Act, (iv) the listing of the Designated Preferred Shares or the Designated Depositary Shares, as the case may be, on the New York Stock Exchange and (v) such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the public offering of the Designated Shares by the Underwriters;

     (i) The Designated Shares will conform to the descriptions thereof contained in the Registration Statement and the Prospectus as amended or supplemented and such descriptions will conform to the rights set forth in the instruments defining the same;

     (j) Neither the Company nor any Holdings Subsidiary is in violation of its certificate of incorporation or by-laws and neither the Company nor any Holdings Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, except for defaults that would not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole. The execution and delivery by the Company of this Agreement, the Pricing Agreement applicable to the Designated Shares and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares, the issuance and delivery of the Designated Shares, the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with the terms of this Agreement, the Pricing Agreement applicable to the Designated Shares and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares, do not and will not result in any violation of the certificate of incorporation or by-laws of Ford, Ford Motor Credit Company ("Ford Credit"), the Company or any Holdings Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Ford, Ford Credit, the Company or any Holdings Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Ford, Ford Credit, the Company or any Holdings Subsidiary is a party or by which it is bound or to which any of their properties are subject, (B) any existing applicable law, rule, regulation or
  (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Ford, Ford Credit, the Company or any Holdings Subsidiary or any of their properties, in each case, except





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                                       7

  for conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole or the Company's issue, sale and compliance with the terms of the Designated Shares;

     (k) Except as disclosed in the Registration Statement or the Prospectus as amended or supplemented, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against Ford, Ford Credit, the Company or any Holdings Subsidiary that would result in any material adverse change upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole or the Company's issue, sale and compliance with the terms of the Designated Shares;

     (l) Dividends paid by the Company on the Designated Preferred Shares will, and any such dividends distributed to holders of the Designated Depositary Shares will, for Federal income tax purposes, be distributions made by a corporation to a shareholder with respect to its stock within the meaning of
  Section 301(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, to the extent such distributions are paid out of earnings and profits, such distributions will constitute "dividends" within the meaning of Section 316(a) of the Code and a corporate shareholder will be entitled to the dividends received deduction under Section 243(a)(1) of the Code as presently in effect; provided that such corporate shareholder satisfies the minimum holding period requirement and any other requirement that a corporate shareholder must satisfy in order to claim the dividends received deduction; and provided that neither the Designated Preferred Shares nor the Designated Depositary Shares are "debt financed portfolio stock" within the meaning of
  Section 246A of the Code;

     (m) Neither the Company nor any Holdings Subsidiary, nor any person who controls or is controlled, directly or indirectly, by the Company or any Holdings Subsidiary, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

     (n) Coopers & Lybrand L.L.P., who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, are, to the best of the knowledge of the Company, independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder.





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   3.  (a)  Subject to the terms and conditions herein set forth (except otherwise specified in Schedule II to the applicable Pricing Agreement), (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices per Designated Share set forth in Schedule II to such Pricing Agreement, the number of Designated Firm Shares set forth opposite the name of such Underwriter therein and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Designated Option Shares as provided in paragraph (b) below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices per Designated Share set forth in Schedule II to such Pricing Agreement, that portion of the number of Designated Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Designated Option Shares by a fraction the numerator of which is the maximum number of Designated Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II to such Pricing Agreement and the denominator of which is the maximum number of the Designated Option Shares which all of the Underwriters are entitled to purchase thereunder.

   (b) The Company may specify in Schedule II to the Pricing Agreement applicable to any Designated Shares that the Underwriters are granted the right to purchase at their election the number of Designated Option Shares specified therein for the sole purpose of covering overallotments in the sale of the Designated Firm Shares. Any such election to purchase Designated Option Shares may be exercised only by written notice from the Representative[s] to the Company, given within a period of 30 calendar days after the date of the Pricing Agreement applicable to the Designated Shares, setting forth the aggregate number of Designated Option Shares to be purchased and the date on which such Designated Option Shares are to be delivered, as determined by the Representative[s] but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative[s] and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

   (c) Within 48 hours after the delivery of the Pricing Agreement applicable to the Designated Shares, each Underwriter shall furnish to [Lead Manager] ("Lead Manager") a statement from such Underwriter setting forth, to the best of such Underwriter's knowledge as of the latest practicable time (which time shall be specified in such statement and shall not be earlier than the delivery of the Pricing Agreement applicable to the Designated Shares), the number of Designated Shares sold by such Underwriter to institutional purchasers and the number of Designated Shares sold by such Underwriter to all other purchasers. On the basis of such statements, [Lead Manager] shall calculate the percentage of all Designated Shares sold to institutional purchasers, and the percentage of all Designated Shares sold to all other purchasers, to be applied at each Time of Delivery for the purpose of calculating the





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                                       9

aggregate purchase price for Designated Shares sold at each Time of Delivery. For the purposes hereof, any Designated Shares allotted to an Underwriter that have not been sold as of the time set forth in such statement shall be deemed to be Designated Shares sold to all other purchasers. At least 48 hours prior to the First Time of Delivery, [Lead Manager] shall provide the Company with the aforesaid calculation and copies of such statements.

   (d) Within 60 days of the last Time of Delivery the Company may, by written notice, request any Underwriter to provide, and each Underwriter receiving such notice within 60 days of such notice shall provide, the Company with a letter from such Underwriter's independent auditors confirming the contents of the statement furnished by such Underwriter to the Company through [Lead Manager] pursuant to paragraph (e) above or, if such auditor cannot confirm such statement, specifying the number of Designated Shares sold by such Underwriter to institutional purchasers as of the time specified in such statement. To the extent that such auditor's letter indicates that the number of Designated Shares sold to institutional purchasers exceeds the number set forth in such Underwriter's statement furnished pursuant to paragraph (e) above, such Underwriter shall promptly pay to the Company with respect to such excess shares the difference between the purchase price per share for Designated Shares sold to institutional purchasers and the purchase price per share for Designated Shares sold to all other purchasers. The Company shall promptly pay each Underwriter's reasonable costs of complying with any such request (including the fees and expenses of such Underwriter's independent auditors).

   (e) Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representative[s] of the release of the Designated Firm Shares and, if applicable, the Designated Option Shares, the several Underwriters propose to offer the Designated Firm Shares and, if applicable, the Designated Option Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented, and, in connection with such offer or the sale of such Designated Firm Shares or Designated Option Shares, will use the Prospectus as amended or supplemented, together with any amendment or supplement thereto, that specifically describes such Designated Shares, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby, and will offer and sell such Designated Firm Shares or Designated Option Shares only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction. The Representative[s] will use their best efforts to inform the Company when they have authorized the sale of the Designated Firm Shares or Designated Option Shares to the public and when they have been advised that such Designated Firm Shares or Designated Option Shares have been sold by the several Underwriters within a reasonable period of time after such sales are completed.

   4. Certificates for the Designated Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto shall be delivered by or on behalf of the Company to the Representative[s] for the account of such Underwriter, against payment of





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                                       10

the purchase price therefor by such Underwriter or on its behalf, by certified or bank check or checks, payable to the order of the Company, or by wire or internal bank transfer to an account specified by the Company, in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representative[s] and the Company may agree upon in writing. The time and date of such delivery and payment with respect to the Designated Option Shares shall be specified by the Representative[s] in the written notice given by the Representative[s] of the Underwriters' election to purchase such Designated Option Shares, or at such other time and date as the Representative[s] and the Company may agree upon in writing. Such time and date for delivery of the Designated Firm Shares are herein called the "First Time of Delivery", such time and date for delivery of the Designated Option Shares, if not the First Time of Delivery, are herein called the "Second Time of Delivery", and each such time and date for delivery are herein called a "Time of Delivery". The Designated Shares so delivered shall be registered in such name or names as the Representative[s] shall request in writing at least 48 hours prior to the Time of Delivery. For the purpose of expediting the checking of such Designated Shares by the Representative[s], the Company agrees to make such Designated Shares available to the Representative[s] not later than 9:00 a.m., New York City time, on the business day next preceding each Time of Delivery at the offices of the Representative[s] designated in Section 11 hereof.

   5.  The Company agrees with each of the Underwriters of any Designated
Shares:

     (a) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Shares and prior to the last Time of Delivery for such Designated Shares prior to having furnished the Representative[s] with a copy of the proposed form thereof and given the Representative[s] a reasonable opportunity to review the same; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus as amended or supplemented and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of such Designated Shares, and during such same period to advise the Representative[s], promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of such Designated Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for





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                                       11

  additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Shares or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such action as the Representative[s] may reasonably request in order to qualify such Designated Shares for offering and sale under the securities laws of such jurisdictions as the Representative[s] may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Designated Shares, provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided, further, that the expense of maintaining any such qualification more than one year from the date of the Pricing Agreement with respect to such Designated Shares shall be at the expense of the Underwriters;

     (c) To furnish the Underwriters with copies of the Registration Statement (excluding exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representative[s] may from time to time reasonably request; and if, before a period of six months shall have elapsed after the date of the Pricing Agreement applicable to such Designated Shares and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Designated Shares, either (i) any event shall have occurred as a result of which the Prospectus as amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented or to file under the Exchange Act any document incorporated by reference into the Prospectus as amended or supplemented in order to comply with the Act or the Exchange Act, to notify the Representative[s] and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer participating in the distribution of such Designated Shares as many copies as the Representative[s] may from time to time reasonably request of an amendment or a supplement to the Prospectus as amended or supplemented which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Designated Shares at any time six months or more after the date of such Pricing Agreement, upon the request of the Representative[s], but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative[s] may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to security holders of the Company as soon as practicable, but in any event no later than eighteen months after the effective date of each Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

     (e) During a period of five years from the date of the Pricing Agreement applicable to such Designated Shares, to furnish to the Representative[s] copies of all reports or other communications (financial or other) furnished by the Company to security holders, and to deliver to the Representative[s], at [its] [their] request during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any of the Shares or any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as the Representative[s] may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);

     [(f) For a period of 90 days from the date of the Pricing Agreement applicable to any Designated Shares, not to offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of preferred stock of the Company or depositary shares representing the same or sell or grant options, rights or warrants with respect to any shares of preferred stock, without the prior written consent of the Representative[s], other than (i) the Designated Shares or (ii) shares of preferred stock of the Company or depositary shares representing the same offered pursuant to any dividend reinvestment program;

     (g) To use its best efforts to list, subject to notice of issuance, the Designated Shares on the New York Stock Exchange;] and

     [(h)] To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, each Pricing Agreement, each Collateral Agreement as is applicable to the issue and sale of the Designated Shares, the Certificate of Designations, the Blue Sky Memorandum and any legal investment survey; (iii) all expenses in connection with the qualification of the Designated Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum and any legal investment survey; (iv) the cost of preparing stock certificates and depositary receipts; (v) the cost and charges of any Depositary and any transfer agent or registrar; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this subsection [(h)] and in Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including, without limitation, costs of printing any Agreement among Underwriters and fees of their counsel, stock transfer taxes on resale of any of such Designated Shares by them and any advertising expenses connected with any offers that they may make.

   6. The obligations of the Underwriters of any Designated Shares under the Pricing Agreement applicable to such Designated Shares shall be subject, in the discretion of the Representative[s], to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery for such Designated Shares, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

     (a) The Prospectus as amended or supplemented shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied;

     (b) The resolutions contained in the certificate of designations relating to the Designated Preferred Shares shall have been duly adopted by the board of directors of the Company and the certificate of designations shall have been duly filed with the Secretary of State of the State of Delaware in compliance with the applicable provisions of the Delaware General Corporation Law; and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares shall have been executed and delivered by the respective parties thereto;

     (c) J.M. Rintamaki, Esq., Secretary of the Company, or other counsel satisfactory to the Representative[s] in [its] [their] reasonable judgment, shall have furnished to the Representative[s] his written opinion, dated each Time of Delivery for such Designated Shares, in form satisfactory to the Representative[s] in [its] [their] reasonable judgment, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

       (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole;

      (iii) The Company has an authorized capital stock as set forth in the Prospectus as amended or supplemented; all the issued and outstanding shares of capital stock (other than the Designated Preferred Shares) of the Company have been duly authorized and validly issued and are fully-paid and non-assessable; all the outstanding common stock of the Company, representing 75% of the combined voting power of all classes of capital stock of the Company, is owned of record and beneficially, directly or indirectly, by Ford free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

       (iv) Each of the Holdings Subsidiaries has been duly incorporated and each is validly existing as a corporation in good standing under the laws of the State of Michigan, in the case of American Road and the State of Delaware, in the case of Associates, ACONA, USL Capital, Ford Land and Ford Leasing, with corporate power under the laws of the state of its incorporation to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

        (v) Each of the Holdings Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole;

       (vi) All of the outstanding shares of capital stock of the Holdings Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and none of such shares was issued in violation of the preemptive rights of any stockholder; in each of the aforementioned cases, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

      (vii) The Designated Shares and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus as amended or supplemented;

     (viii) The Company has corporate power and authority to execute and deliver this Agreement, the Pricing Agreement applicable to the Designated Shares and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares; this Agreement and the Pricing Agreement applicable to the Designated Shares each have been duly authorized, executed and delivered by the Company; and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable in accordance with their terms;

       (ix) The Designated Preferred Shares have been duly authorized, executed and delivered and have been validly issued and are fully paid and non-assessable and no holder thereof will be subject to personal liability by reason of being such a holder; such Designated Preferred Shares will not be subject to the preemptive rights of any stockholder of the Company and all corporate action required to be taken for the authorization, issue and sale of such Designated Preferred Shares have been validly and sufficiently taken; and, if such Designated Preferred Shares are represented by Designated Depositary Shares (the Company having deposited such Designated Preferred Shares with the Depositary pursuant to the Deposit Agreement) then, assuming the due execution by the Depositary and/or any registrar, as the case may be, of the depositary receipts evidencing the Designated Depositary Shares in accordance with the terms of the Deposit Agreement, the Designated Depositary Shares represent legal and valid interests in the Designated Preferred Shares;

        (x) The execution and delivery of this Agreement and the Pricing Agreement applicable to the Designated Shares, the issuance and delivery of the Designated Shares, the consummation by the Company of the transactions contemplated in this Agreement, such Pricing Agreement and in the Prospectus as amended or supplemented and compliance by the Company with the terms of this Agreement and such Pricing Agreement do not and will not result in any violation of the certificate of incorporation or by-laws of Ford, Ford Credit, the Company or any Holdings Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Ford, Ford Credit, the Company or any Holdings Subsidiary under (A) any contract, indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which Ford, Ford Credit, the Company or any Holdings Subsidiary is a party or by which they are bound or to which any of their properties are subject, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Ford, Ford Credit, the Company or any Holdings Subsidiary or any of their properties, in each case, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole or the Company's issue, sale and compliance with the terms of the Designated Shares;

       (xi) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

      (xii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus as amended or supplemented (other than Exhibit 12 to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus as amended or supplemented, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

     (xiii) Such counsel believes that the Registration Statement (other than Exhibit 12 thereto and the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) and any amendment thereto, at the time the same became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (xiv) Such counsel believes that on the date of the Prospectus as amended or supplemented, the Prospectus as amended or supplemented (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion), did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       (xv) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which is not filed or incorporated by reference or described as required;

      (xvi) Such counsel does not know of any legal or governmental proceeding pending to which the Company or any of the Holdings Subsidiaries is a party or of which any property of the Company or any of the Holdings Subsidiaries is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in his opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole or the Company's issue, sale and compliance with the terms of the Designated Shares; and

     (xvii) Neither the Company nor any of the Holdings Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  Such opinion may be made subject to the qualification that the enforceability of the terms of such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; such counsel may rely, as to matters of Delaware law, on the opinion of Morris, Nichols, Arsht and Tunnell or such other counsel satisfactory to the Representative[s] in [its] [their] reasonable judgment;

     (d) Shearman & Sterling, counsel to the Underwriters, shall have furnished to the Representative[s] their written opinion, dated each Time of Delivery for such Designated Shares, in form satisfactory to the Representative[s] in [its] [their] reasonable judgment, to the effect that:

        (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the corporate power under the laws of such State to own its properties and carry on its business as set forth in the Prospectus as amended or supplemented;

       (ii) The Designated Preferred Shares have been duly authorized by the Company and, when executed by the Company and delivered and paid for as provided in this Agreement and the applicable Pricing Agreement, will have been validly issued and will be fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder; such Designated Preferred Shares will not be subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such Designated Preferred Shares has been validly and sufficiently taken; and, if such Designated Preferred Shares are represented by Designated Depositary Shares, then, when such Designated Preferred Shares are deposited with the Depositary by the Company pursuant to the Deposit Agreement and the depositary receipts evidencing the Designated Depositary Shares are executed by the Depositary, the Designated Depositary Shares shall represent valid and legally binding interests in the Designated Preferred Shares;

      (iii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

       (iv) The Registration Statement has become effective under the Act, is still effective, and to the best knowledge of such counsel no proceedings for a stop order are pending or threatened;

        (v) The Registration Statement and the Prospectus as amended or supplemented (other than Exhibit 12 to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement or the Prospectus as amended or supplemented, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

       (vi) The Designated Shares and such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares conform as to legal matters with the descriptions thereof contained in the Prospectus as amended or supplemented; and

      (vii) This Agreement and the Pricing Agreement with respect to the Designated Shares have been duly authorized, executed and delivered by the Company; such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares have been duly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable in accordance with their terms.

     Such opinion shall also state that, while such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, they have generally reviewed and discussed such statements with the certain officers and employees of the Company, Ford and the Holdings Subsidiaries, with their counsel and auditors and with the representatives of the Underwriters, and in the course of such review and discussions, no facts came to the attention of such counsel which lead them to believe that either the Registration Statement, at the time that such Registration Statement [originally] became effective [and on ________, 19__ at the time at which the Company filed its Annual Report on Form 10-K dated December 31, 199_] (other than the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date thereof (other than the financial statements and other accounting information contained therein, or omitted therefrom, as to which they have not been requested to comment), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Such opinion may be made subject to the qualification that the enforceability of the terms of such of the Collateral Agreements as are applicable to the issue and sale of the Designated Shares may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; such counsel may rely, as to matters of Delaware law, on the opinion of Morris, Nichols, Arsht and Tunnell or such other counsel satisfactory to the Representative[s] in [its] [their] reasonable judgment;

     (e) In the event that the Designated Preferred Shares are auction rate preferred stock and/or remarketed preferred stock (or an equivalent preferred stock), Morris, Nichols, Arsht and Tunnell, special Delaware counsel to the Company, or other counsel satisfactory to the Representative[s] in [its] [their] reasonable judgment, shall have furnished to the Underwriters their written opinion, dated each Time of Delivery, in form satisfactory to the Underwriters in their reasonable judgment, to the effect that:

      (i) When issued in accordance with the terms of the Company's certificate of incorporation (as supplemented by the certificate of designation relating to the Designated Preferred Shares) and delivered and paid for in accordance with the terms of this Agreement, the Designated Preferred Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights; and

     (ii) The relative rights, preferences and powers of the Designated Preferred Shares are as set forth in the Company's certificate of incorporation (as supplemented by the certificate of designation relating to the Designated Preferred Shares), and all such rights, preferences and powers are valid under the laws of the State of Delaware.

     Such opinion shall also state that, in giving their opinions pursuant to subsections (c) and (d) hereof, J.M. Rintamaki and Shearman & Sterling may rely on such opinion, with respect to matters of Delaware law;

     (f) If any matters relating to the tax treatment of the Designated Shares are set forth in the Registration Statement or the Prospectus as amended or supplemented, Burton B. Smoliar, Associate General Counsel of Ford and tax counsel for the Company, or other counsel satisfactory to the Representative[s] in [its] [their]
  reasonable judgment, shall have furnished to the Representative[s] his written opinion, dated each Time of Delivery, in form satisfactory to the Representative[s] in [its] [their] reasonable judgment, as to such matters;

   (g) (i) At the time of execution of the Pricing Agreement for such Designated Shares, Coopers & Lybrand L.L.P. shall have furnished to the Representative[s] a letter dated the date of such Pricing Agreement and (ii) at each Time of Delivery for such Designated Shares, Coopers & Lybrand L.L.P. shall have furnished to the Representative[s] a letter dated such Time of Delivery, in each case in form satisfactory to the Representative[s], in [its] [their] reasonable judgment, to the effect set forth in Annex II hereto and, with respect to such letter dated such Time of Delivery, as to such other matters as the Representative[s] may reasonably request as shall be referred to in Schedule II to the Pricing Agreement applicable to such Designated Shares;

   (h) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Representative[s] to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

   (i) Since the time of execution of the Pricing Agreement applicable to the Designated Shares, [(i)] the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war[, or (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange] which[, in either case,] makes it impracticable or inadvisable in the reasonable judgment of the Representative[s] to proceed with the public offering or the delivery of the Designated Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented; [and]

   [(j) The Designated Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and]

     [(k)] The Company shall have furnished or caused to be furnished to the Representative[s], at each Time of Delivery for such Designated Shares, a certificate of the President or any Vice President or any Assistant Treasurer of the Company in form satisfactory to the Representative[s] in [its] [their] reasonable judgment to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of such Time of Delivery as though made at and as of such Time of Delivery; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Time of Delivery; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company threatened by the Commission and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (iv) at and as of such Time of Delivery the Registration Statement and the Prospectus as amended or supplemented do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

   7. (a) The Company will indemnify and hold harmless each Underwriter of the applicable Designated Shares against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject with respect to such Designated Shares, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, either the Registration Statement or the Prospectus as amended or supplemented, or any amendment or supplement thereto with respect to such Designated Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Shares through the Representative[s] expressly for use therein; and provided further that the Company shall not be liable to any Underwriter of Designated Shares or any person controlling such Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold such Designated Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Underwriter.

   The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

   (b) Each Underwriter of the applicable Designated Shares will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject with respect to such Designated Shares, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus as amended or supplemented, or any amendment or supplement thereto with respect to such Designated Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative[s] expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

   The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

   (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

   (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to such Designated Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to any such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold such Designated Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), which ever is most recent, if the Company has previously furnished copies thereof to such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

   8. If any Underwriter shall default in its obligation to purchase the Designated Shares which it has agreed to purchase under the Pricing Agreement applicable to such Designated Shares, the Representative[s] may in [its] [their] discretion arrange for themselves or for another party or other parties to purchase such Designated Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representative[s] do[es] not arrange for the purchase of such Designated Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Designated Shares on such terms. In the event that, within the respective prescribed periods, the Representative[s] notif[y][ies] the Company that [it] [they] have so arranged for the purchase of such Designated Shares, or the Company notifies the Representative[s] that it has so arranged for the purchase of such Designated Shares, the Representative[s] or the Company, respectively, shall have the right to postpone the Time of Delivery for such Designated Shares for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus as amended or supplemented which in the opinion of Shearman & Sterling and counsel for the Company referred to in Section 6(c) hereof may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if it had originally been a party to this Agreement with respect to such Designated Shares. In the event that neither the Representative[s] nor the Company arranges for another party or parties to purchase such Designated Shares as provided in this Section, the Company shall have the right to require each non-defaulting Underwriter to purchase and pay for the Designated Shares which such non-defaulting Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase the Designated Shares which the defaulting Underwriter or Underwriters shall have so failed to purchase up to an amount thereof equal to 10% of the number of the Designated Shares which such non-defaulting Underwriter has otherwise agreed to purchase under the Pricing Agreement relating to such Designated Shares; provided, however, that if the aggregate number of Designated Shares which any defaulting Underwriter or Underwriters shall have so failed to purchase is more than one-eleventh of the aggregate number of the Designated Shares, then the Pricing Agreement relating to such Designated Shares may be terminated either by the Company or, through the Representative[s], by such Underwriters as have agreed to purchase in the aggregate 50% or more of the remaining Designated Shares under the Pricing Agreement relating to such Designated Shares, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses referred to in Section 5[(h)] hereof and the indemnification provided in
Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

   9. The respective indemnities, agreements, representations, warranties and other statements of the Underwriters and the Company hereunder, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any officers or directors or any controlling person, and shall survive delivery of and payment for the Designated Shares.

   10. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, or if any Designated Shares are not delivered by the Company as provided herein because the condition set forth in Section 6(i) has not been met, the Company shall then be under no liability hereunder to any Underwriter, except as provided in Section 5[(h)] and Section 7 hereof; but if for any other reason any Designated Shares are not delivered by the Company as provided herein, the Company will be liable to reimburse the Underwriters, through the Representative[s], for all out-of- pocket expenses, including counsel fees and disbursements, as approved in writing by the Representative[s], reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Shares, but the Company shall then have no further liability to any Underwriter except as provided in Section 5[(h)] and Section 7 hereof.

   11. In all dealings with the Company under this Agreement and each Pricing Agreement, the Representative[s] of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative[s].

   All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing, and if to the Representative[s] or the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative[s] at [address of Representative[s]], and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at The American Road, Dearborn, Michigan 48121, attention of the Vice President-Treasurer and the Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 7(c) hereof shall be delivered or sent by registered mail directly to such Underwriter at its principal office.

   12. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Underwriter or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

   13.  Time shall be of the essence of each Pricing Agreement.

   14. This Agreement and each Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

   15. This Agreement and each Pricing Agreement may be executed by each of the parties hereto and thereto in any number of counterparts, and by each of the parties hereto and thereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement.


                      Very truly yours,

                      FORD HOLDINGS, INC.


                      By:________________

Accepted in New York, New York,
as of the date hereof:


[NAME OF REPRESENTATIVE[S]]


By:________________________

                                                                         ANNEX I


                               Pricing Agreement


[Name[s] of Representative[s]]
  as Representative[s] of the
    Several Underwriters named
    in Schedule I hereto,
[Address of Representative[s]]


                                                                            , 19


Ladies and Gentlemen:

               Ford Holdings, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated __________, 199__ (the "Underwriting Agreement") between the Company and ________________, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Designated Shares specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty set forth in Section 2 of the Underwriting Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Underwriting Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Designated Shares covered by this Pricing Agreement, shall be deemed to have been made as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

               An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you, is now proposed to be filed, or, in the case of a supplement, mailed for filing, with the Commission.

               Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase prices to the Underwriters set

                                                                      Ann. I - 2


forth in Schedule II hereto, the number of Designated Shares set forth opposite the name of such Underwriter in Schedule I hereto.

               [If this Pricing Agreement relates to an offering of auction rate preferred stock and/or remarketed preferred stock, then add an appropriate provision regarding the obtaining of Purchaser's Letters.]

               If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in the General Terms and Conditions of Underwriters' Participation in Underwritten Public Offerings of Shares Managed by [name of Representative[s]] the form of which you have delivered to us. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Pricing Agreement.


                                                          Very truly yours

                                                          FORD HOLDINGS, INC.


                                                          By:_______________


Accepted as of the date hereof:


[NAME OF REPRESENTATIVE[S]]


By:______________________

                        SCHEDULE I TO PRICING AGREEMENT


                                                                                Number
                                                                            of Designated
                                                                       [Preferred] [Depositary]
                                                                              Shares to
       Underwriters                                                          be Purchased
       ------------                                                    ------------------------
[Name[s] of Representative[s] ..........

[Names of Other Underwriters] ..........






                                                                       ------------------------
     Total .............................
                                                                       ========================

                        SCHEDULE II TO PRICING AGREEMENT



Title of Designated Preferred Shares:
      ______________ Preferred Stock

Aggregate number of Designated Preferred Shares:

[Aggregate number of Designated Depositary Shares:]

[Fractional Interest in a Designated Preferred Share represented by each Designated Depositary Share:]

Liquidation Preference per Designated Preferred Share:
       [$        ]

Price to Public of Designated [Preferred] [Depositary] Shares:

Purchase Price by Underwriters of Designated [Preferred] [Depositary] Shares:

[Dividend Period or Method of Determination:]

[Dividend Payment Dates or Method of Determination:]

Dividend Rate or Method of Determination:

Time of Delivery:
       [time and date], 199_

Closing Location:
       Shearman & Sterling, New York, New York

Funds in which Underwriters to make Payment:

[Other Terms:]

                                                                        ANNEX II


                       Matters to be Covered by Letter of
                            Coopers & Lybrand L.L.P.


           (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the statement in the Registration Statement in answer to Item 10 of Form S-3 is accurate insofar as it relates to them;

           (ii) In their opinion, the audited consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company's Annual Report on Form 10-K most recently filed with the Commission and covered by their report included therein (the "audited financials") comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations under the Act or the Exchange Act, as applicable;

          (iii) On the basis of limited procedures, not constituting an audit, which have been carried out through a specified date not more than two business days prior to the date of such letter,* including (1) a reading of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries incorporated in the Registration Statement by reference to the Company's Quarterly Reports on Form 10-Q filed with the commission from the beginning of the Company's fiscal year through the date of such letter (the "quarterly financials"), (2) a reading of the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders of the Company and the Holdings Subsidiaries since the date of the audited financials, (3) inquiries of certain officials of the Company and the Holdings Subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to the date of the audited financials, and
(4) such other procedures and inquiries as may be described in such letter, nothing has come to their attention that caused them to believe that:


______________
* [In the case of letters delivered pursuant to Section 6(g)(i) of the Underwriting Agreement, such procedures will be carried out through a specified date not more than two business days prior to the effective date of the Registration Statement or not more than two business days prior to the most recent report filed with the Commission containing financial statements, if the date of such report is later than such effective date.]

                                                                     Ann. II - 2


               (A) The quarterly financials were not prepared in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with those followed in the preparation of the audited financials, except as disclosed in the Registration Statement or in such letter; or

               (B) The quarterly financials reflect any adjustments other than normal recurring adjustments, except as disclosed in the Registration Statement or in such letter; or

               (C) As of the last day of the month immediately preceding the date of such letter, unless such day is less than [five] business days prior to the date of such letter, in which case as of the last day of the second month immediately preceding the date of such letter, (or such other date as shall be mutually agreed upon by the Company and the Representative[s], there was any change with respect to the Company and its consolidated subsidiaries in the capital stock or any net change in consolidated debt as compared, in each case, with the corresponding amounts in the consolidated balance sheet of the Company and its consolidated subsidiaries as of the date of the most recent quarterly financials, except, in all instances, for changes which the Registration Statement disclosed have occurred or may occur or which are described in each such letter; or

           (iv) They have performed certain specified procedures, including comparisons with certain specified accounting records of the Company and its consolidated subsidiaries, with respect to certain items of information included in the Registration Statement, in the most recent report filed with the Commission from the beginning of the Company's fiscal year through the date of such letter* and, in the case of each letter to be delivered pursuant to
Section 6(g)(ii) of the Underwriting Agreement, in the Prospectus as amended or supplemented through the date of such letter, and have found such items to be in agreement with such records.


______________
* [In the case of letters delivered pursuant to Section 6(g)(i) of the Underwriting Agreement, such procedures will be carried out through a specified date not more than two business days prior to the effective date of the Registration Statement or not more than two business days prior to the most recent report filed with the Commission containing financial statements, if the date of such report is later than such effective date.]